Exhibit (a)(2)

Assignment Form

Please complete this form and send it back to us in the prepaid envelope.

Include a copy of your Driver’s License so we can obtain a Medallion Signature Guarantee, or have that done.

If you have any questions, please call us at (602) 331-0721.  Please return to 1819 E. Morton, Suite 190, Phoenix, AZ 85020

1.

Complete or Correct Name and Address Information if Necessary

Corporate Property Associates 14 Incorporated Purchase Offer

Name:

Address:

City, State, ZIP:

Price:                       $6.00 per Share

Offer Expires:                                      October 8, 2010

2.

Shares you wish to sell:

☐  All of my Shares

☐  All or   (Quantity) of my Shares

☐ SELL ALL OR NONE (check this box if you wish to sell your Shares ONLY if ALL your Shares will be purchased).

3.

Fill out where applicable, signing to indicate your agreement to the terms of the Offer and the terms on the reverse side of this form.

Power of Attorney.  By signing this Assignment Form, each Assignor irrevocably constitutes and appoints each principal and authorized signer of the Depositary the true and lawful attorney-in-fact of such Assignor to execute, acknowledge, swear to and file any certificate or other instrument which may be required to reregister the Shares being sold to the Purchaser. It is expressly acknowledged by each Assignor that the foregoing power of attorney is coupled with an interest and shall survive death, legal incapacity, bankruptcy, insolvency, and assignment for the benefit of creditors.

Owner & Custodian Information

Medallion (office use)

Owner*

     Name: _________________________________

     Signature: ______________________________

     Social Security #: ________________________

     Email Address: __________________________

     Phone Number: __________________________

Date _______

Co-Owner(s) (if applicable)

     Name(s): _______________________________

     Signature(s): ____________________________

Date _______

Custodian (if applicable; Purchaser will obtain)

     Name: _________________________________

     Signature: ______________________________

     IRA or Tax #: ____________________________

     Phone Number: __________________________

Date _______

* If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s) in fact, agent(s), officer(s), or a corporation or another acting in a fiduciary or representing capacity, please provide the following information:

Name: ____________________________

Capacity: __________________________

4.

If any of the following applies, please provide the appropriate documents.

•

Name changes: Certified copy of Marriage Certificate or proof of name change from the court.

•

Power of Attorney: Copy of Power of Attorney document.

•

Estates: Certified Copies of Death Certificate and appropriate Court Documents (no older than 45 days).

•

Corporations: Copy of Corporate Resolution naming the Authorized Signature, with a seal if applicable.

5.

If you have interests in any other REITs or Limited Partnerships you want to sell, please list them here and we will contact you.  _______________________________________________________

THE OFFER, WITHDRAWAL RIGHTS, AND PRORATION PERIOD WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON OCTOBER 8, 2010 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

Assignment Form

Corporate Property Associates 14 Incorporated

To participate in the Offer, a duly executed copy of this Assignment Form and any other documents required by this Assignment Form must be received by the Depositary on or prior to the Expiration Date.  Delivery of this Assignment Form or any other required documents to an address other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Shareholder. Please use the pre-addressed envelope provided.  This Assignment Form is to be completed by holders of Shares in Corporate Property Associates 14 Incorporated (the “Corporation”), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein, but not defined herein, have the meanings in the Offer to Purchase.

The undersigned hereby tenders to Series B (CPA 14) of Tender Investors, LLC, a Delaware series limited liability company (“Purchaser”) the number of shares of common stock (“Shares”) in the Corporation held by the undersigned as set forth above at a purchase price equal to $6.00 per Share, less the amount of any dividends made or declared with respect to the Shares between July 28, 2010 and the Expiration Date, and upon the other terms and subject to the conditions set forth in the Offer to Purchase, dated July 28, 2010 (the “Offer to Purchase”) and in this Assignment Form, as each may be amended from time to time (together, the “Offer”).  Receipt of the Offer to Purchase is hereby acknowledged.  Subject to and effective upon acceptance for payment of any of the Shares tendered hereby, the undersigned sells, assigns, and transfers to, Purchaser all right, title, and interest in and to such Shares which are purchased pursuant to the Offer. The undersigned hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Shares, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such Shares and transfer ownership of such Shares, on the books of the Corporation, together with all accompanying evidences of transfer and authenticity, to the Purchaser and, upon acceptance of the tender of such Shares by the Purchaser, to exercise all voting rights and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares all in accordance with the terms of the Offer.  Upon the purchase of Shares pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to such Shares will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).  In addition, by executing this Assignment Form, the undersigned assigns to the Purchaser all of the undersigned’s rights to receive dividends from the Corporation with respect to Shares which are purchased pursuant to the Offer, other than dividends declared or paid through the Expiration Date and to change the address of record for such dividends on the books of the Corporation. Upon request, the Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of such Shares.

The undersigned hereby represents and warrants that the undersigned owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign, and transfer the Shares tendered hereby, and that when any such Shares are purchased by the Purchaser, the Purchaser will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Shares will not be subject to any adverse claim. The undersigned understands that a tender of Shares to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes the right of the Purchaser to effect a change of dividend address to Series B (CPA 14) of Tender Investors, LLC, a Delaware series limited liability company at 6114 La Salle Avenue, #345, Oakland, CA 94611. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Shares tendered hereby. In such event, the undersigned understands that any Assignment Form for Shares not accepted for payment will be destroyed by the Purchaser.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in the Offer to Purchase, this tender is irrevocable.

Arbitration Agreement: Purchaser and Seller agree that any dispute, claim, or controversy arising out of or related to this agreement or a purchase of Shares shall be resolved by binding arbitration in San Francisco, California before a retired judge.  The arbitration shall be administered by JAMS pursuant to its Arbitration Rules and Procedures (“Rules”).  If one party fails to respond within twenty days after the other party mails a written list of arbitrators by either agreeing to one of the proposed arbitrators or suggesting three or more alternate arbitrators, the proposing party may select the arbitrator from among its initial list and JAMS shall then appoint that arbitrator to preside over the arbitration.  If the parties are unable to agree on an arbitrator, the parties shall select an arbitrator pursuant to the Rules.   Where reasonable, the arbitrator shall schedule the arbitration hearing within four months after being appointed.  The arbitrator must render a decision in writing, explaining the legal and factual basis for his or her decision as to each of the principal controverted issues.  The arbitrator's decision will be final and binding upon the parties.  A judgment upon any award may be entered in a court of competent jurisdiction. Each party shall be responsible for advancing one-half of the costs of arbitration, including all JAMS fees; provided that, in the award, the prevailing party shall be entitled to recover all of its costs and expenses, including reasonable attorneys' fees and costs, arbitrator fees, JAMS fees and costs, and any attorneys' fees and costs incurred in compelling arbitration.  The parties are not waiving, and expressly reserve, any rights they may have under federal securities laws, rules, and regulations.  This agreement will be interpreted, construed, and governed according to federal securities laws and the laws of the State of California; provided that all matters relating to arbitration shall be governed by the Federal Arbitration Act (9 U.S.C. Sections 1 et seq.).  If both parties waive their right to arbitrate, then any dispute or claim arising out of or related to this agreement will be subject to the exclusive jurisdiction of Superior Court for the State of California located in Contra Costa County.  In any such action, Purchaser and Seller expressly submit and consent to the exclusive jurisdiction of Superior Court for the State of California located in Contra Costa County and waive all defenses to jurisdiction and venue.